Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


The Contract and Certificate are hereby endorsed as follows:

I. The following provisions apply only to Individual Accounts established with Net Contributions from exchanged Aetna contracts.

1. The Guaranteed Interest Rate section of the Specifications is replaced with the following: There is a guaranteed interest rate for Contributions(s) held in the Fixed Plus Account and the Fixed Account (see Contract Schedule I).

2. Where the Transfer Credit endorsement is made a part of the Contract, the Transfer Credit will be applied to Transferred Assets deposited into an exchanged contract which are transferred into an acquired contract, as well as to Transferred Assets deposited into an acquired contract up until the one year anniversary of the first Net Contribution to the exchanged contract.

3.  Add the following section to Contract Schedule I:

Fixed Account
--------------------------------------------------------------------------------


Minimum Guaranteed Interest Rate:

    3% (effective annual rate of return).

4.  Replace the section entitled Separate Account and GA Account under Contract
    Schedule I with the following:

Separate Account, Fixed Account and GA Account
--------------------------------------------------------------------------------


        Withdrawal Fee:

        For each withdrawal from an Individual Account, the Withdrawal Fee will vary according to the length of time in years from the Individual Account(s) effective date for the Individual Account being surrendered. The number of years completed equals the total number completed under this Contract and under other Aetna Contracts from which Net Contributions to this Contract have been transferred (exchanged Contracts). For each withdrawal, the fee will be as follows:

        Length of Time from Individual       Withdrawal Fee

        Account(s) Effective Date (Years)

        Fewer than 5                               5%

        5 or more, but fewer than 7                4%

        7 or more, but fewer than 9                3%

        9 or more, but fewer than 10               2%

        10 or more                                 0%


E40MNI98
                                     Page 1

        For each withdrawal from an Individual Account maintained pursuant to a lump-sum payment, the Withdrawal Fee will vary according to the length of time in years from the Individual Account(s) effective date for the Individual Account being surrendered. The number of years completed equals the total number completed under this Contract and under other Aetna Contracts from which Net Contributions to this Contract have been transferred (exchanged Contracts). For each withdrawal, the fee will be as follows:

        Length of Time from Individual

        Account(s) Effective Date (Years)    Withdrawal Fee

        Fewer than 5 years                         5%
        5 or more, but fewer than 6 years          4%
        6 or more, but fewer than 7 years          3%
        7 or more, but fewer than 8 years          2%
        8 or more, but fewer than 9 years          1%
        9 or more years                            0%

        The Withdrawal Fee will not be deducted from any portion of the Individual Account Current Value which is paid:

        o Due to the Participant's death before Annuity payments begin;

        o Used to purchase Annuity benefits;

        o Due to the election of the Estate Conservation Option (ECO) or the Systematic Withdrawal Option (SWO) (see Section IV);

        o In an amount equal to or less than 10% of the Individual Account Current Value, as part of the first partial withdrawal request in a calendar year to a Participant who is at least age 59 1/2 and less than 70 1/2. The Individual Account Current Value is calculated as of the date the partial withdrawal request is received in good order at Aetna's Home Office. Any outstanding loans from the Individual Account are excluded when calculating the Individual Account Current Value. This provision does not apply to partial withdrawal due to loan defaults made from the Individual Account and does not apply to full withdrawal requests. This provision may not be exercised if SWO is elected;

        o When the Individual Account(s) Current Value is $3,500 or less and no amount has been withdrawn, taken as a loan or used to purchase Annuity benefits during the prior 12 months;

        o To relieve a Participant's "financial hardship," as may be allowed for Annuity Contracts under Section 403(b) of the Code or other applicable Internal Revenue Service rules or regulations; or

        o On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.

        The Withdrawal Fee will never exceed 8 1/2% of the total Contributions made to the Individual Account.

        The Withdrawal Fee may be reduced, waived or eliminated for Individual Accounts acquired by exchange to reflect the differences or expected differences in the amounts of unrecovered distribution costs or services of the types that the charges are intended to defray.

5. Replace the section entitled Separate Account, GA Account, and the Fixed Plus Account under

    Contract Schedule I with the following:

Separate Account, GA Account, Fixed Account and Fixed Plus Account
--------------------------------------------------------------------------------


    Transfers:

    An unlimited number of Transfers may be made during the Accumulation Period.

    Maintenance Fee:

        An annual Maintenance Fee may be charged, as determined by the value of total assets held by Aetna under this Contract and other Aetna Contracts of the same class issued to the Contract Holder, on each anniversary date of this Contract. The Maintenance Fee may go up or down each year. Where applicable, the Maintenance Fee will be charged for each Participant in the Contract.

                     Total Assets                       Maintenance Fee
        ---------------------------------------  -------------------------------

               Less than         $500,000                  $15.00

                 500,000  -     1,000,000                  $15.00

               1,000,001  -     5,000,000                   $0.00

               5,000,001  -    15,000,000                   $0.00

            Greater than       15,000,000                   $0.00

        Initial charges will be based on Aetna's estimated expenses of administration and estimated year end asset level for the Contract Holder.

    Systematic Withdrawal Option (SWO):

        The Specified Payment or Specified Percentage may not be greater than 20% of the Individual Account's Current Value at the time of election. The Specified Period may not be less than 5 years.

    Loan Interest Rate:

        a) Plans subject to ERISA: a Loan Interest Rate is set on the first business day of each month. For each loan, the initial Loan Interest Rate is equal to the Monthly Average Corporates for the calendar month beginning two months before the calendar month in which the Loan Effective Date occurs. The initial Loan Interest Rate is effective for a period of not less than three months and not more than one year. The period is specified in the loan agreement. For each period, the Loan Interest Rate is adjusted if the new rate is at least 0.5% higher or lower than the previous rate. The Participant will receive reasonable notification of any change to the Loan Interest Rate.

        b)  Plans not subject to ERISA: 6% on an annual basis.


        See Section I. - DEFINITIONS for explanations.



6. Replace the section entitled Annuity Option 2 under Contract Schedule II with the following:

    Annuity Option 1:

        For amounts invested in the Fixed Account, GA Account or one or more of the Fund(s), the number of years must be at least five (5) and not more than thirty (30) and the Annuity may be a Fixed or Variable Annuity.

        For amounts invested in the Fixed Plus Account, the number of years must be at least five (5) and not more than thirty (30) and the Annuity must be a Fixed Annuity.

7.  Add the following Definition:

    Fixed Account:

        If available under your contract, the Fixed Account is an accumulation option with a guaranteed minimum interest rate shown on the Contract
        Schedule I. Aetna may credit a higher rate which is not guaranteed.

8.  Replace the definition entitled Current Value with the following:

    Current Value:

        For an Individual Account, the Current Value is the total of:

        a) The amount, if any, in the Fixed Plus Account, with interest earned to date;

        b)  The amount, if any, in the GA Account, with interest earned to date;

        c) The amount, if any in the Fixed Account, with interest earned to date;

        d) The value of all Fund Record Units, if any, as of the most recent Valuation Period; plus

        e)  Any amount due to experience credits; less

        f)  Any Maintenance Fee(s) due.

9.  Replace the definition entitled Transfer with the following:

    Transfer:

        The movement of invested amounts among the available Fund(s), the Fixed Plus Account the Fixed Account and the GA Account during the Accumulation Period.

10. Replace the section entitled Net Contributions with the following:

    Net Contribution(s):

        The Net Contribution equals the actual Contribution less any applicable premium tax. Generally, Aetna will deduct the premium tax when Annuity benefits are purchased (See Section V). If Aetna determines that under applicable state law, it must pay a premium tax when the Contribution is received, or at any other time, it may deduct the tax at that time. The Net Contribution(s) may be allocated among the following investment options:

        a)  The Fixed Plus Account; and

        b)  The Fund(s) in which the Separate Account invests.

        The Fixed Account is an investment option available only for Net Contributions previously allocated to the Fixed Account under Aetna Contracts that are exchanged into this Contract. Contracts that maintain the Fixed Account may not be eligible for reduced charges to the Separate Account.

        The GA Account is an investment option available only for Net Contributions previously allocated to the GA Account under Aetna Contracts that are exchanged into this Contract.

        The Contract Holder must tell Aetna the percentage of all Net Contributions to allocate to one or more of the investment options. The Contract Holder or, if permitted by the Contract Holder, the Participant may change the allocation of future Net Contributions at any time, without charge. Aetna reserves the right to require a minimum Contribution amount per Individual Account.

11. Replace the section entitled Transfer(s) with the following:

    Transfer(s):

        Before an Annuity option is elected, all or any portion of the Adjusted Current Value of the Individual Account may be transferred from any Fund, or the GA Account:

        a)  To any other allowable Fund; or

        b)  To the Fixed Plus Account.

        No Transfers will be allowed into the Fixed Account or GA Account.

        Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term classification, the amount transferred will be withdrawn from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

        Amounts applied to Guaranteed Terms of the GA Account may not be transferred to the Funds, the Fixed Plus Account or to another Guaranteed Term during the Deposit Period or 90 days after the close of the Deposit Period except for Matured Term Value(s) during the calendar month following the Term's Maturity Date.

        Transfers from Guaranteed Terms of the GA Account are subject to the MVA provisions of 3.08.

        Each Calendar year, 10% of the Current Value held in the Fixed Account may be transferred to any Fund(s). Such transfer will be without charge and will not be allowed under an Annuity Option. Transfers will be permitted to the Fixed Plus Account without regard to these limitations. At its discretion, Aetna may allow Contract Holders to transfer a larger percentage and/or take multiple transfers in a calendar year. If Aetna so allows, Aetna reserves the right to reinstate the transfer limitations without notice.

        During each rolling twelve (12) month period, up to 20% of the Current Value held in the Fixed Plus Account may be transferred to one or more of the Fund(s). The 20% limit is reduced by any partial withdrawals, loans or amounts used to purchase an Annuity during the twelve (12) month period. Aetna reserves the right to include amounts paid under ECO and SWO provisions for purposes of applying this 20% limit. This limit is waived when the balance in the Fixed Plus Account is $1,000 or less on the date the Transfer request is received in good order at Aetna's Home Office.

        The Contract Holder, or Participant if authorized in writing by the Contract Holder, may make an unlimited number of Transfers during the Accumulation Period.

12. Replace the section entitled Notice to the Contract Holder with the following:

    Notice to the Contract Holder:

        Each year, Aetna will notify the Contract Holder of:

        a)  The value of any amounts held in:

            1)  The Fixed Plus Account,

            2)  The GA Account,

            3)  The Fixed Account, and

            4)  The Fund(s) for the Separate Account;

        b)  The number of any Fund record units;

        c)  The Fund record unit Value(s);

        d)  The Loan Account balance; and

        e)  The amount available for withdrawal.

        This information will be as of a date no more than sixty (60) days before the date of the notice.

13. Replace the section entitled Withdrawal Value with the following:

    Withdrawal Value:

        After deduction of the Maintenance Fee (if any), the amount payable by Aetna upon the withdrawal of any portion of an Individual Account from the Fund(s), the Fixed Account or the GA Account shall be reduced by a Withdrawal Fee, if applicable. The Withdrawal Fee will be in accordance with the Withdrawal Fee table in Contract Schedule I.

        No Withdrawal Fee is deducted from any portion of the Current Value which is paid from the Fixed Plus Account.

        For a partial or full withdrawal from any Individual Account, Aetna must receive written direction from the Contract Holder on a form acceptable to Aetna. If the Contract is subject to ERISA, this direction must include certification that all of the REA waiver and spousal consent requirements have been satisfied. Aetna may defer payment of the withdrawal value until appropriate Contract Holder certification is received.

14. Replace the section entitled Withdrawal Fee Applicable to Funds and GA Account with the following:

    Withdrawal Fee Applicable to Funds, the Fixed Account and GA Account:

        A Withdrawal Fee (Deferred Sales Charge) may apply to withdrawals from the GA Account, the Fixed Account and/or Funds. For each withdrawal, the withdrawal fee will be determined as shown on Contract Schedule I.

        During each rolling 12-month period, up to 20% of the Current Value in the Fixed Plus Account may be withdrawn as a partial surrender. This 20% limit is reduced by any amount(s) transferred, taken as a loan or used to purchase an Annuity during the 12 month period. The 20% limit applicable to partial surrenders from the Fixed Plus Account will be waived when the partial surrender is due to one of the conditions set forth in Contract Schedule I. The waiver will apply provided the partial surrender is taken pro-rata from the Fixed Plus Account, the GA Account, and the Fund(s). Aetna reserves the right to include amounts paid under the ECO and SWO provisions for purposes of applying the 20% limit. However, the SWO provision is not available if the Contract Holder on behalf of the Participant requested a Fixed Plus Account Transfer or surrender within the current 12 month period.

15. Replace the fourth sentence of the section entitled Reinstatement with the following:

        Amounts will be reinstated among the Fixed Plus Account, the GA Account, the Fixed Account and/or the Fund(s) for the Separate Account in the same proportion as they were at the time of withdrawal.

16. Replace a) under the section entitled Estate Conservation Option with the following:

        a) With the Estate Conservation Option (ECO) a portion of the Individual Account Current Value is automatically surrendered and distributed each year without incurring a Withdrawal Fee. Each payment will be withdrawn from the Individual Account in the same proportion as assets are held in the Funds, the GA Account, the Fixed Account and the Fixed Plus Account on the date the payment is made.

17. Replace a) under the section entitled Systematic Withdrawal Option with the following:

        a) With the Systematic Withdrawal Option (SWO) a portion of the Individual Account Current Value is automatically distributed each year without incurring a Withdrawal Fee. A SWO payment will be calculated on the Individual Account's Current Value. Each payment will be withdrawn from the Individual Account in the same proportion as assets are held in the Funds, the GA Account, the Fixed Account and the Fixed Plus Account on the date the payment is made. SWO payments may not be elected if a loan is outstanding under an Individual Account.

18. All amounts held in an exchanged Contract's GA Account on the effective date of an acquired Contract will remain in effect and be subject to the same terms and conditions as under the exchanged Contract until the Maturity Date of all Guaranteed Terms. On or after the Maturity Date of any Guaranteed Term, the Matured Term Value may not be reinvested in the GA Account but may be transferred or allocated to any other available investment option under the Contract. If no specific allocation direction is given by the Contract Holder prior to the Maturity Date of a particular Guaranteed Term, the Matured Term Value will be transferred to a Fund available under the acquired Contract that has a money market investment objective.

II. The following provisions apply to amounts attributable to Net Contributions made to the Contract on or after the Contract effective date.

    1.  In the section entitled Fixed Plus Account in Contract Schedule I:

        Replace the Minimum Guaranteed Interest Rate provision with the following:

        Minimum Guaranteed Interest Rate:

          3% (effective annual rate of return).

    2.  Replace the Full Withdrawal provision with the following:

        Full Withdrawal:

          The Payment of Fixed Plus Account Full Withdrawal provision will be waived when the withdrawal is:

          a) Due to the Participant's death before Annuity payments begin and request for payment is received within six (6) months after the Participant's date of death;

          b)  Used to purchase Annuity benefits;

          c) When the amount in the Fixed Plus Account is $3,500 or less and no amount has been surrendered, transferred, taken as a loan or used to purchase Annuity benefits during the prior 12 months;

          d) Due to hardship from an unforeseeable emergency, as defined by the Code, if the following conditions are met:

              1)  the hardship is certified by the employer;

              2)  the amount is paid directly to the Participant; and

              3) the amount paid for all withdrawals due to hardship during the previous 12 month period does not exceed 10% of the average value of all Accounts under the Contract during that same period; or

          e)  Due to separation from service with the employer, provided that:

              1) the employer certifies that the Participant has separated from service;

              2) the amount is withdrawn within one year from separation from service or, if withdrawn after one year from separation from service, the amount withdrawn is paid directly to the Participant; and

              3) the amount paid for all partial and full withdrawals due to separation from service during the previous 12 month period does not exceed 20% of the average value of all Accounts under the Contract during that same period.

III. All amounts transferred or allocated to the Fixed Plus Account on or after the Contract effective date will be subject to the Fixed Plus Account rules applicable to amounts attributable to Net Contributions made to the Contract on or after that date.

IV. One-time election for Individual Accounts established with Net Contributions from exchanged Aetna Contracts.

          a) During the [three (3)] month period beginning on the Contract effective date, Participants will have a one-time opportunity to elect, by giving notice to Aetna, to have all amounts held in the Fixed Plus Account be subject to the Fixed Plus Account rules applicable to amounts attributable to Net Contributions made to the Contract on or after the Contract effective date. Participants who make the election described in the preceding sentence will not be entitled to be credited, beginning on the tenth anniversary of the effective date of their Individual Account, with an interest rate that is higher than the then declared rate for Individual Accounts before the tenth anniversary on any amounts held in the Fixed Plus Account. An election made pursuant to this provision may not be revoked.

          b) For Participants who do not make the election allowed under IV(a) above, amounts attributable to their balances in the Fixed Plus Account on the Contract effective date will remain subject to the rules described in the Contract (without giving effect to Part II of this endorsement) until such time as they are transferred to another investment option or withdrawn.

V.  In the Annuity Provisions section:

    Add the following to the Choices provision:

          c) At the request of the Owner, all or any portion of the amount allocated to a Fund may be transferred from any Fund to any other allowable Fund. During the Annuity period, the maximum number of allowable transfers in a calendar year is four. Aetna reserves the right to change the number of allowable transfers.

              Transfer requests must be expressed as a percentage of the allocation among the Funds of the amount upon which the Variable Annuity will be based. Aetna may establish a minimum transfer amount. Transfers will be processed as of the Valuation Date next following the date when a transfer request is received in good order at Aetna's Home Office.

    Revise paragraph e) under the Choices provision as follows:

          a) Once elected, an Annuity option may not be revoked, except for option 1 when elected on a variable basis.

    Replace paragraph a) under Terms of Annuity Options with the following:

          a) Once elected, an Annuity option may not be revoked, except for option 1 when elected on variable basis.

    Replace paragraph a) under Terms of Annuity Options with following:

              No choice of any Annuity option may be made if the first payment would be less than $50 or if the total payments in a year would be less than $250.

    Replace the last sentence in paragraph b) under Terms of Annuity Options with the following:

              The Annuity rates for options 2 and 3 are based on mortality from 1983 Table a.

    Replace the first sentence in the Death Provision with the following:

              When an Annuitant dies under options 2 and 3, the present value of any remaining guaranteed payments will be paid in one sum or payments will continue at the direction of the Contract Holder, in accordance with the Plan.

    Delete the last paragraph in the Death Provision.

    Replace the Annuity Options provision with the following:

        Annuity Options:

        The Contract Holder may direct Aetna to make payments according to one of the following options.

              Option 1 -- Payments for a Stated Period of Time -- An Annuity will be paid for 5 to 30 years.

              If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested prior to the minimum number of years specified on Contract Schedule II, it will be subject to any withdrawal fee, if applicable (see Contract Schedule I).

              Option 2 -- Life Income Based on the Life of the Annuitant - Payments will be made until the death of the Annuitant. When this option is chosen, a choice from the following must be made:

              a) payments cease at the death of the Annuitant;

              b) payments may be guaranteed for 5 - 30 years; or

              c) cash refund: if the Annuitant dies, the beneficiary will receive a lump sum payment equal to the amount applied to the Annuity option (less any premium tax) less the total amount of Fixed Annuity payments paid prior to such death. This cash refund feature is only available if the total amount applied to the Annuity option is allocated to a Fixed Annuity.

              Option 3 - Life Income Based Upon the Lives of Two Annuitants - An Annuity will be paid during the lives of the Annuitant and a joint Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice of the following must be made:

              a) 100% of the payment to continue after the first death;

              b) 66 2/3% of the payment to continue after the first death;

              c) 50% of the payment to continue after the first death;

              d) 100% of the payment to continue after the first death with a guarantee of 5 - 30 years;

              e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant; or

              f) 100% of the payment to continue after the first death with a cash refund feature. If the Annuitant and joint Annuitant die, the beneficiary will receive a lump sum payment equal to the amount applied to the Annuity option (less any premium tax) less the total amount of Fixed Annuity payments paid prior to such death. This cash refund feature is only available if the total amount applied to the Annuity option is allocated to a Fixed Annuity.

        If a Fixed Annuity is chosen under option 1, option 2 a) or b) or option 3 a) or d), the Participant may elect an annual increase of one, two or three percent compounded annually.

        Other Options -- Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

    Replace the tables at the end of the Annuity Provisions section of the Contract and Certificate with the following tables:

                                                     OPTION 1

                                       Payments for a Stated Period of Time

                                     Amount of Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                          Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

----------------------------- ----------------------------- ---------------------------- ----------------------------
                                        Monthly                                                    Monthly
           Years                        Payment                        Years                       Payment
----------------------------- ----------------------------- ---------------------------- ----------------------------

              5                           17.91                           18                          5.96
              6                           15.14                           19                          5.73
              7                           13.16                           20                          5.51
              8                           11.68                           21                          5.32
              9                           10.53                           22                          5.15
             10                            9.61                           23                          4.99
             11                            8.86                           24                          4.84
             12                            8.24                           25                          4.71
             13                            7.71                           26                          4.59
             14                            7.26                           27                          4.47
             15                            6.87                           28                          4.37
             16                            6.53                           29                          4.27
             17                            6.23                           30                          4.18

----------------------------- ----------------------------- ---------------------------- ----------------------------

                                                     OPTION 1

                                       Payments for a Stated Period of Time

                                  Amount of First Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                         Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

----------------------------- ----------------------------- ---------------------------- ----------------------------
                                        Monthly                                                    Monthly
           Years                        Payment                        Years                       Payment
----------------------------- ----------------------------- ---------------------------- ----------------------------

              5                           18.12                          18                          6.20
              6                           15.35                          19                          5.97
              7                           13.38                          20                          5.75
              8                           11.90                          21                          5.56
              9                           10.75                          22                          5.39
             10                            9.83                          23                          5.24
             11                            9.09                          24                          5.09
             12                            8.46                          25                          4.96
             13                            7.94                          26                          4.84
             14                            7.49                          27                          4.73
             15                            7.10                          28                          4.63
             16                            6.76                          29                          4.53
             17                            6.47                          30                          4.45


----------------------------- ----------------------------- ---------------------------- ----------------------------


                         Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

----------------------------- ----------------------------- ---------------------------- ----------------------------
                                        Monthly                                                    Monthly
           Years                        Payment                        Years                       Payment
----------------------------- ----------------------------- ---------------------------- ----------------------------

              5                           18.74                          18                          6.94
              6                           15.99                          19                          6.71
              7                           14.02                          20                          6.51
              8                           12.56                          21                          6.33
              9                           11.42                          22                          6.17
             10                           10.51                          23                          6.02
             11                            9.77                          24                          5.88
             12                            9.16                          25                          5.76
             13                            8.64                          26                          5.65
             14                            8.20                          27                          5.54
             15                            7.82                          28                          5.45
             16                            7.49                          29                          5.36
             17                            7.20                          30                          5.28

----------------------------- ----------------------------- ---------------------------- ----------------------------

                                                     OPTION 2

                                                    Life Income

                                     Amount of Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                          Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                                 Payments Guaranteed for a Stated Period of Years

----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------
Adjusted Age of                                                                                           Cash
   Annuitant           None              5               10               15               20            Refund
----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

      50               $4.05            $4.05           $4.03            $3.99            $3.93           $3.89
      51                4.12             4.11            4.09             4.05             3.99            3.94
      52                4.19             4.19            4.16             4.11             4.04            4.00
      53                4.27             4.26            4.23             4.18             4.10            4.06
      54                4.35             4.34            4.31             4.25             4.16            4.12

      55                4.44             4.42            4.39             4.32             4.22            4.19
      56                4.53             4.51            4.47             4.40             4.29            4.26
      57                4.62             4.61            4.56             4.48             4.35            4.33
      58                4.72             4.71            4.65             4.56             4.42            4.41
      59                4.83             4.81            4.75             4.64             4.49            4.49

      60                4.95             4.93            4.86             4.73             4.55            4.57
      61                5.07             5.05            4.97             4.83             4.62            4.66
      62                5.20             5.17            5.08             4.92             4.69            4.76
      63                5.34             5.31            5.20             5.02             4.76            4.85
      64                5.49             5.45            5.33             5.12             4.83            4.96

      65                5.65             5.61            5.47             5.22             4.89            5.06
      66                5.82             5.77            5.61             5.33             4.96            5.18
      67                6.01             5.94            5.75             5.44             5.02            5.30
      68                6.20             6.13            5.91             5.54             5.08            5.42
      69                6.41             6.33            6.07             5.65             5.14            5.56

      70                6.64             6.54            6.23             5.76             5.19            5.70
      71                6.88             6.76            6.41             5.86             5.24            5.84
      72                7.14             7.00            6.59             5.97             5.28            6.00
      73                7.43             7.26            6.77             6.06             5.32            6.16
      74                7.73             7.53            6.96             6.16             5.35            6.33

      75                8.06             7.82            7.14             6.25             5.38            6.51

----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

                  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
                     Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                                     OPTION 2

                                                    Life Income

                                  Amount of First Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                         Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                 Payments Guaranteed for a Stated Period of Years

-------------------- ------------------ ------------------- ------------------ ------------------ -------------------
     Adjusted
 Age of Annuitant          None                 5                  10                 15                  20
-------------------- ------------------ ------------------- ------------------ ------------------ -------------------

       50                 $4.34              $4.34               $4.31              $4.27              $4.22
       51                  4.41               4.40                4.38               4.33               4.27
       52                  4.48               4.47                4.45               4.40               4.32
       53                  4.56               4.55                4.52               4.46               4.38
       54                  4.64               4.63                4.59               4.53               4.44

       55                  4.72               4.71                4.67               4.60               4.50
       56                  4.81               4.80                4.75               4.67               4.56
       57                  4.91               4.89                4.84               4.75               4.62
       58                  5.01               4.99                4.93               4.83               4.69
       59                  5.12               5.10                5.03               4.92               4.75

       60                  5.23               5.21                5.13               5.00               4.82
       61                  5.36               5.33                5.24               5.09               4.88
       62                  5.49               5.45                5.35               5.19               4.95
       63                  5.63               5.59                5.47               5.28               5.02
       64                  5.78               5.73                5.60               5.38               5.08

       65                  5.94               5.89                5.73               5.48               5.15
       66                  6.11               6.05                5.87               5.58               5.21
       67                  6.29               6.22                6.02               5.69               5.27
       68                  6.49               6.41                6.17               5.79               5.33
       69                  6.70               6.60                6.33               5.90               5.38

       70                  6.92               6.81                6.49               6.00               5.43
       71                  7.17               7.04                6.66               6.10               5.48
       72                  7.43               7.27                6.84               6.20               5.52
       73                  7.71               7.53                7.02               6.30               5.55
       74                  8.02               7.80                7.20               6.39               5.59

       75                  8.35               8.08                7.38               6.48               5.62

-------------------- ------------------ ------------------- ------------------ ------------------ -------------------

                  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
                     Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                                     OPTION 2

                                                    Life Income

                                  Amount of First Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                         Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                                 Payments Guaranteed for a Stated Period of Years

-------------------- ------------------ ------------------- ------------------ ------------------ -------------------
     Adjusted
 Age of Annuitant          None                 5                  10                 15                  20
-------------------- ------------------ ------------------- ------------------ ------------------ -------------------

       50                 $5.26              $5.25               $5.22              $5.17              $5.11
       51                  5.33               5.32                5.28               5.23               5.15
       52                  5.40               5.38                5.34               5.29               5.20
       53                  5.47               5.45                5.41               5.35               5.26
       54                  5.54               5.53                5.48               5.41               5.31

       55                  5.63               5.61                5.56               5.47               5.36
       56                  5.71               5.69                5.63               5.54               5.42
       57                  5.80               5.78                5.72               5.61               5.47
       58                  5.90               5.88                5.81               5.69               5.53
       59                  6.01               5.98                5.90               5.77               5.59

       60                  6.12               6.09                6.00               5.85               5.65
       61                  6.24               6.21                6.10               5.93               5.71
       62                  6.37               6.33                6.21               6.02               5.77
       63                  6.51               6.46                6.33               6.11               5.83
       64                  6.66               6.60                6.45               6.20               5.89

       65                  6.82               6.75                6.57               6.30               5.95
       66                  6.99               6.91                6.71               6.39               6.01
       67                  7.17               7.08                6.85               6.49               6.06
       68                  7.36               7.27                6.99               6.59               6.12
       69                  7.57               7.46                7.15               6.69               6.17

       70                  7.80               7.67                7.30               6.78               6.21
       71                  8.05               7.89                7.47               6.88               6.25
       72                  8.31               8.13                7.64               6.97               6.29
       73                  8.59               8.38                7.81               7.06               6.33
       74                  8.90               8.64                7.99               7.15               6.36

       75                  9.23               8.93                8.16               7.23               6.38

-------------------- ------------------ ------------------- ------------------ ------------------ -------------------

                  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
                     Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                                     OPTION 3

                                          Life Income for Two Annuitants

                                     Amount of Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                          Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

----------------------------- -------------- -------------- ------------- --------------- ------------- -------------
       Adjusted Ages
-----------------------------                                               Option 3d
  Annuitant        Second       Option 3a      Option 3b     Option 3c       10 Years      Option 3e     Option 3f
                 Annuitant                                                  Guaranteed
--------------- ------------- -------------- -------------- ------------- --------------- ------------- -------------

     55               50           $3.69          $4.05          $4.27         $3.69           $4.03         $3.69
     55               55            3.88           4.25           4.47          3.87            4.14          3.87
     55               60            3.99           4.44           4.71          3.98            4.20          3.98

     60               55            3.99           4.44           4.71          3.98            4.42          3.98
     60               60            4.24           4.71           4.99          4.23            4.57          4.23
     60               65            4.38           4.97           5.32          4.38            4.65          4.38

     65               60            4.38           4.97           5.32          4.38            4.93          4.38
     65               65            4.72           5.33           5.70          4.71            5.14          4.72
     65               70            4.93           5.68           6.15          4.91            5.27          4.91

     70               65            4.93           5.68           6.15          4.91            5.66          4.91
     70               70            5.40           6.21           6.70          5.36            5.96          5.38
     70               75            5.69           6.68           7.32          5.62            6.13          5.66

     75               70            5.69           6.68           7.32          5.62            6.67          5.66
     75               75            6.37           7.45           8.15          6.23            7.12          6.33
     75               80            6.78           8.11           8.99          6.54            7.36          6.71

--------------- ------------- -------------- -------------- ------------- --------------- ------------- -------------

                  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
                     Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                                     OPTION 3

                                          Life Income for Two Annuitants

                                  Amount of First Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                         Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

---------------------------------- --------------- ---------------- ---------------- --------------- ----------------
          Adjusted Ages
----------------- ----------------                                                     Option 3d
   Annuitant          Second         Option 3a        Option 3b        Option 3c        10 Years        Option 3e
                     Annuitant                                                         Guaranteed
----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

      55                50              $3.97           $4.35            $4.56            $3.97           $4.31
      55                55               4.16            4.54             4.76             4.15            4.42
      55                60               4.27            4.73             5.00             4.26            4.48

      60                55               4.27            4.73             5.00             4.26            4.70
      60                60               4.51            4.99             5.27             4.50            4.84
      60                65               4.66            5.25             5.61             4.65            4.93

      65                60               4.66            5.25             5.61             4.65            5.22
      65                65               4.99            5.61             5.99             4.98            5.42
      65                70               5.19            5.97             6.44             5.17            5.54

      70                65               5.19            5.97             6.44             5.17            5.93
      70                70               5.67            6.49             6.99             5.62            6.23
      70                75               5.95            6.96             7.61             5.87            6.40

      75                70               5.95            6.96             7.61             5.87            6.95
      75                75               6.64            7.73             8.43             6.48            7.40
      75                80               7.04            8.39             9.29             6.79            7.64

----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

                  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
                     Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                                     OPTION 3

                                          Life Income for Two Annuitants

                                  Amount of First Monthly Payment for Each $1,000
                                  After Deduction of any Charge for Premium Taxes

                         Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

---------------------------------- --------------- ---------------- ---------------- --------------- ----------------
          Adjusted Ages
----------------- ----------------                                                     Option 3d
   Annuitant          Second         Option 3a        Option 3b        Option 3c        10 Years        Option 3e
                     Annuitant                                                         Guaranteed
----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

      55                50              $4.88           $5.26            $5.48            $4.88           $5.23
      55                55               5.04            5.44             5.66             5.04            5.32
      55                60               5.15            5.63             5.91             5.14            5.38

      60                55               5.15            5.63             5.91             5.14            5.59
      60                60               5.37            5.87             6.16             5.37            5.72
      60                65               5.52            6.14             6.51             5.51            5.80

      65                60               5.52            6.14             6.51             5.51            6.10
      65                65               5.83            6.49             6.87             5.82            6.29
      65                70               6.04            6.84             7.34             6.00            6.41

      70                65               6.04            6.84             7.34             6.00            6.81
      70                70               6.49            7.35             7.87             6.44            7.08
      70                75               6.77            7.84             8.51             6.68            7.25

      75                70               6.77            7.84             8.51             6.68            7.81
      75                75               7.45            8.60             9.33             7.27            8.25
      75                80               7.86            9.28            10.20             7.57            8.49

----------------- ---------------- --------------- ---------------- ---------------- --------------- ----------------

                  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
                     Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Endorsed and made a part of the Contract and Certificate on the effective date of the Contract.





                                    /S/ Thomas J. McInerney, President



E40MNI98